                                                                   EXHIBIT 10.14


                        CONFIDENTIAL TREATMENT REQUESTED



                         MASTER HIGH SPEED DATA SERVICES
                                ACCESS AGREEMENT

This MASTER HIGH SPEED DATA SERVICES ACCESS AGREEMENT (this "Agreement") is entered into as of the 16th day of March, 1999 ("Effective Date"), by and between I(3)S, INC., a Texas corporation, with an address at 1440 Corporate Drive, Irving, Texas 75038 ("I(3)S"); and GLOBAL INTERACTIVE COMMUNICATIONS CORP., a Delaware corporation, with an address at 1901 N. Glenville Dr., Suite 800, Richardson, TX 75081 ("Global"). I(3)S and Global are hereinafter sometimes referred to individually as a "party", and collectively as the "parties".

                                    RECITALS

WHEREAS, Global currently provides bundled telecommunications services, including local and long-distance telephony, internet access and video services to multiple dwelling units ("MDUs") and their residents in certain metropolitan markets throughout the United States under an agreement between the MDU owner and Global (each, a "Right-of-Entry");

WHEREAS, I(3)S provides broadband Internet Protocol network services, including, without limitation, high speed data services, as more specifically described in Exhibit B attached hereto and incorporated herein by reference ("HSDS"), to multiple system franchise cable operators ("MSOs"), private cable operators ("PCOs"), and real estate investment trusts ("REITs"), nationwide; and

WHEREAS, Global and I(3)S desire to provide HSDS to MDUs, current and future, as evidenced by the attachment of an MDU Rider, the form of which is attached hereto as Exhibit A, which MDUs are served by Global in accordance with the terms of this Agreement (each, a "Property", and collectively, the "Properties").

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1
                         REPRESENTATIONS AND WARRANTIES

1.1 REPRESENTATIONS AND WARRANTIES OF GLOBAL. In order to induce I(3)S to enter into this Agreement, Global represents and warrants (which representations and warranties shall survive the delivery of this Agreement) as follows:


          (a) ORGANIZATION AND QUALIFICATION. Global is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware; has all requisite power and authority to own its property and assets and to carry on its business as, and in the places where, such property and assets are owned or such business is now conducted; and is duly qualified to do business


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               and is in good standing in every other jurisdiction in which such qualification is necessary or desirable.

          (b) NO DEFAULTS. Global is not in default under any instrument or agreement existing as of the date hereof which Global is bound that may adversely affect its ability to perform its obligations under this Agreement; and no default hereunder has occurred.

          (c) TITLE. Global has good, valid and indefeasible title to its property that pertains in any way to HSDS, and all such property is free and clear of all adverse claims, interests and liens, except as has been heretofore disclosed in writing to I(3)S.

          (d) ENFORCEABLE OBLIGATIONS; AUTHORIZATION. This Agreement is a legal, valid and binding obligation of Global, enforceable in accordance with its terms; the making and performance by Global of this Agreement have been duly authorized by all necessary action; are within the power and authority of Global; will not contravene or violate any legal requirement, shareholders agreement of Global, or charter of Global; and will not result in the breach of, or constitute a default under, any agreement, instrument, judgement, license, order, franchise or permit to which Global is a party, or any of its property may be bound or affected.

          (e) PERMITS, LICENSES, ETC. Global possesses all material permits, licenses, franchises rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct the business of HSDS.

          (f) MDU PROPERTY AND OPERATING AGREEMENTS. All Rights-Of-Entry or operating agreements to which Global is a party that pertain to HSDS are in full force and effect, and no default has occurred with regard to any such Right-Of-Entry or operating agreement that would adversely affect the provision of HSDS at any Property.

          (g) INSURANCE. Global carries insurance with reputable insurers in respect of Global's property pertaining to HSDS, in such amounts and against such risks as are customarily maintained by other persons of similar size engaged in similar businesses.

          (h) RIGHT OF ACCESS. Global possesses the right to grant a right of access or entry for the provision of HSDS to all Properties during the term of this Agreement in favor of I(3)S.

          (i) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of Global shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of I3S shall not diminish its rights to rely thereon.

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1.2   REPRESENTATIONS AND WARRANTIES OF I(3)S. In order to induce Global to enter into this Agreement, I(3)S represents and warrants (which representations and warranties shall survive the delivery of this Agreement) as follows:

          (a) ORGANIZATION AND QUALIFICATION. I(3)S is a Texas corporation duly organized and validly existing and in good standing under the laws of the State of Texas; has all requisite power and authority to own its property and assets and to carry on its business as, and in the places where, such property and assets are owned or such business is now conducted; and is duly qualified to do business and is in good standing in the State of Texas and in every other jurisdiction in which such qualification is necessary or desirable.

          (b) NO DEFAULTS. I(3)S is not in default under any instrument or agreement existing as of the date hereof which I(3)S is bound that may adversely affect its ability to perform its obligations under this Agreement; and no default hereunder has occurred and is continuing.

          (c) TITLE. I(3)S has good, valid and indefeasible title to its property that pertains in any way to HSDS, and all such property is free and clear of all adverse claims, interests and liens, except as has been heretofore disclosed in writing to Global.

          (d) ENFORCEABLE OBLIGATIONS; AUTHORIZATION. This Agreement is a legal, valid and binding obligation of I(3)S, enforceable in accordance with its terms; the making and performance by I(3)S of this Agreement have been duly authorized by all necessary action; are within the power and authority of I(3)S; will not contravene or violate any legal requirement, shareholders agreement of I(3)S, or articles of incorporation or bylaws of I(3)S; and will not result in the breach of, or constitute a default under, any agreement, instrument, judgement, license, order, franchise or permit to which I(3)S, is a party, or any of its property may be bound or affected.

          (e) PERMITS, LICENSES, ETC. I(3)S possesses all material permits, licenses, franchises rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct the business of HSDS.

          (f) INSURANCE. I(3)S carries insurance with reputable insurers in respect of I(3)S's property pertaining to HSDS, in such amounts and against such risks as is customarily maintained by other persons of similar size engaged in similar businesses.

          (g) I(3)S LICENSES. I(3)S possesses all requisite licenses from third parties necessary to provide HSDS to Global's Properties and their residents.

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          (h)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of I(3)S shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of Global shall not diminish its rights to rely thereon.

                                    ARTICLE 2
                                      TERM

2.1 TERM. This Agreement shall be co-terminus with the term (including any extensions thereof) of any and all individual Rights-Of-Entry; provided, however, that this Agreement shall have a term of three (3) years from the Effective Date as to the parties' other obligations hereunder; and further provided, however, that the initial term may be automatically extended after the third anniversary of the Effective Date for additional one (1) year periods unless one party notifies the other party in writing not less than ninety (90) days prior to the then anniversary date of the notifying party's intent to terminate this Agreement. With respect to the Properties, Global represents and warrants that the average remaining minimum term of the individual Rights-Of-Entry pertaining to said Properties is not less than five (5) years as of the date I3S is scheduled to commence providing service thereto.


                                    ARTICLE 3
                                   EXCLUSIVITY

3.1 EXCLUSIVITY. Except as set forth in Exhibit B attached hereto, for the term of this Agreement and any renewals hereof, I(3)S shall be the exclusive provider of HSDS over Global's systems at properties located in the State of Virginia and the greater metropolitan areas of Boston, MA; Seattle, WA; Portland, OR; Washington, DC; and Birmingham, AL (the "Exclusive Markets"). Such exclusivity shall be extended for the term of any Right-Of-Entry pursuant to which I(3)S serves a Property. Notwithstanding the foregoing, if I3S declines to serve any property not meeting the standards set forth in Section 8.5, then Global may provide such service itself or obtain service from any third party. For the term of this Agreement and any renewals hereof, I(3)S shall not provide video or telephony services competing with those of Global in the aforementioned exclusive markets (but not including streaming media content created by or on behalf of I(3)S); provided, this restriction shall not prohibit I(3)S from contracting with third parties to provide HSDS, which third parties provide such competing services to other properties within the Exclusive Markets; and further provided, however, that this restriction shall not preclude subscribers from receiving IP or internet protocol internet based video or telephony services via third parties.

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                                    ARTICLE 4
                         AFFIRMATIVE COVENANTS OF GLOBAL

4.1 In consideration of the mutual agreements of the parties contained herein, Global unconditionally covenants and agrees to do and perform, or cause to be done and performed, the following:

         (a) Subject to the terms and provisions of the existing agreements with other parties that establish certain rights of entry in favor of said parties pertaining to certain current Properties, Global shall maintain, or cause to be maintained, in full force and effect the right of entry granted to I(3)S hereunder to provide HSDS to the Properties throughout the term of this Agreement, and after the sale, assignment or conveyance of any Property that is covered by this Agreement, subject to the terms of the Right-Of-Entry.

         (b) Global shall maintain its corporate existence and remain in good standing under the laws of and in every other jurisdiction in which such qualification to do business is necessary or desirable.

         (c) Global shall not become in default under any instrument or agreement which Global is bound that may adversely affect its ability to perform its obligations under this Agreement.

         (d) Global shall possess and maintain good, valid, indefeasible and marketable title to its property that pertains in any way to HSDS, and all such property shall remain free and clear of any adverse claims, interests and liens, except as has been heretofore disclosed in writing to I(3)S.

         (e) Global shall maintain in full force and effect all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct the business of HSDS.

         (f) Global shall maintain in full force and effect all Property or operating agreements pertaining to the provision of HSDS.

         (g) Global shall maintain in full force and effect adequate insurance with reputable insurers in respect of Global's property pertaining to HSDS, in such amounts and against such risks as is customarily maintained by other persons of similar size engaged in similar businesses.

         (h) Global shall use its best efforts to assist I(3)S in providing HSDS on Properties mutually selected by Global and I(3)S on terms and conditions acceptable to I(3)S; which MDU properties shall be added as Riders to Schedule I attached hereto and incorporated herein by reference for all purposes.

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         (i)  As more specifically described in Exhibit B attached hereto and incorporated herein by reference, Global shall assume and timely pay all operating and capital costs and expenses, if any, associated with any and all:

                     (1) Monthly recurring Property on-site headend, cabling and wiring maintenance
                     (2) Leasing agent sales commissions and property owner revenue sharing, provided the decision to offer such commissions and/or revenue sharing, and the amounts thereof, shall be in Global's sole discretion
                     (3) Insurance on Global capital equipment related to HSDS
                     (4)    Global-specific training for HSDS
                     (5)    Global-specific travel and entertainment
                     (6)    Property CATV or other cabling and wiring upgrades
                     (7) Adequate on-site Property space for the installation and maintenance of I(3)S equipment
                     (8) Subject to the terms of the applicable Right-Of-Entry, reasonable access to residents' apartments for the installation and maintenance of customer premise equipment
                     (9) Monthly customer service representatives (non-1(3)S personnel)
                     (10) One half (1/2) of the cost of HSDS Advertising and Promotion, provided Global shall not be required to expend more than $1.75 per unit per year at any property



                                    ARTICLE 5
                          AFFIRMATIVE COVENANTS OF I(3)S

5.1 In consideration of the mutual agreements of the parties contained herein, I3S covenants and agrees to do and perform, or cause to be done and performed, the following:

         (a) I(3)S shall maintain its corporate existence and remain in good standing under the laws of the State of Texas and in every other jurisdiction in which such qualification to do business is necessary or desirable.

         (b) I(3)S shall not become in default under any instrument or agreement I(3)S is bound that may adversely affected its ability to perform its obligations under this Agreement.

         (c) I(3)S shall possess and maintain good, valid, indefeasible and marketable title to its property that pertains in any way to HSDS, and all such property shall remain free and clear of any adverse claims, interests and liens, except as has been heretofore disclosed in writing to Global.


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         (d)  I(3)S shall maintain in full force and effect all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct the business of HSDS.

         (e) I(3)S shall maintain in full force and effect adequate insurance with reputable insurers in respect of I(3)S's property pertaining to HSDS, in such amounts and against such risks as are customarily maintained by other persons of similar size engaged in similar businesses.

         (f) As more specifically described in Exhibit B attached hereto and incorporated herein by reference, I(3)S shall assume and pay all operating and capital costs and expenses associated with any and all:

              (1)    Monthly recurring private Internet exchange points

              (2)    Monthly recurring switch maintenance

              (3)    Monthly recurring POP transport

              (4) Monthly recurring Dallas network operations center costs (including installation costs)

              (5) Customer support IP technicians and engineers (NOC, Help Desk and field personnel)

              (6)    I(3)S-specific training

              (7)    Insurance on I(3)S capital equipment

              (8)    I(3)S-specific travel and entertainment

              (9)    Switch site equipment (including installation costs)

              (10)   Peering point routers

              (11) Private Internet exchange point hardware (including installation costs)

              (12)   I(3)S network infrastructure equipment

              (13)   Transport facilities

              (14)   Backbone transport facilities

              (15)   Peering interconnection facilities

              (16)   Monthly recurring local loop costs

              (17)   Monthly recurring property maintenance (Lce, Router,
                     DSU/CSU)

              (18)   Monthly recurring IP headend maintenance

              (19)   CSR platform and services (non-Global)

              (20)   Internet browser platform user license

              (21)   Property IP equipment (Lce, Router, DSU/CSU)

              (22)   IP master headend equipment

              (23)   Non-recurring local loop transport costs

              (24) One half (1/2) of the cost of HSDS Advertising and Promotion, provided I(3)S shall not be required to expend more than $1.75 per unit per year at any property

              (25)   Customer billing and collections

         (g) I(3)S shall refer MDU property owners to Global on a non-exclusive basis. I(3)S hereby covenants it shall not refer MDU property owners to any other provider of services similar to those provided by Global on an exclusive basis.

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         (h)  I(3)S shall offer Global the same revenue share as I(3)S offers to any other bundled services provider competing with Global (a "Competitor") in the same metropolitan area in which I(3)S is serving any Property under this Agreement, under the same terms and conditions as this Agreement, for all properties at which I(3)S commences providing services on or after the date of Global's acceptance of such offer. If I(3)S offers an equity investment opportunity to a Competitor in connection with an agreement to provide HSDS to such Competitor, I(3)S shall offer Global the same equity investment opportunity under the same terms and conditions as set forth therein.


                                    ARTICLE 6
             DESCRIPTION OF HIGH SPEED DATA SERVICES PROVIDED BY I(3)S

6.1 DESCRIPTION OF HSDS. During the term of this Agreement, I(3)S shall provide, or cause to be provided, the high speed data services, in whole or in part, more particularly described and set forth in Exhibit B. Notwithstanding the foregoing, I(3)S shall not have the right to provide, or to contract with any other party to provide, any video, telephony or other services over the IP Network not set forth on Exhibit B at any Property, provided, however, this shall not prohibit customers from purchasing such services through the Internet independent of I(3)S.


                                    ARTICLE 7
                   DEFINITION OF HSDS SERVICE LEVEL STANDARDS

7.1 DEFINITION OF HSDS SERVICE LEVEL STANDARDS. Subject to the conditions, qualifications and limitations set forth herein, including, without limitation, those set forth in Exhibit C attached hereto and incorporated herein by reference, during the term of this Agreement, I(3)S shall offer, or cause to be offered, the service level standards pertaining to various aspects of HSDS, as more particularly described and set forth in Exhibit C.

7.2 PLANS AND SPECIFICATIONS. At least fifteen (15) days prior to the installation of its equipment at any Property, I(3)S shall provide to Global a copy of its plans and specifications relating to such installation. Global shall review, and shall cause the Property owner to review, such plans and specifications and, if either reasonably determines the same shall interfere with its existing systems or equipment, or is not technically feasible, Global shall notify I(3)S of such party's objections thereto in writing within five (5) business days of receiving the plans and specifications. I(3)S shall not install its equipment until Global's or the Property owner's written objections are resolved to such party's reasonable satisfaction.

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                                    ARTICLE 8
             REVENUE ALLOCATION; CUSTOMER ACCESS PRICING; BRANDING;
                                     SERVICE

8.1 REVENUE ALLOCATION. All monthly HSDS revenue generated by customers under the Agreement will be collected by I(3)S throughout the term of the Agreement; provided, however, that, by the fifteenth (15th) day of each calendar month hereafter commencing on the Effective Date I(3)S shall pay Global a revenue sharing calculated on the basis of all customer access revenue collected by or on behalf of I(3)S (exclusive of, without limitation, customer premise equipment installation charges, one-time customer service charges, customer equipment sales or leases, sums "passed through" on a no-mark up basis collected by or on behalf of I3S, and comparable or similar one-time charges) (the "Revenue Sharing Fee") actually collected by or on behalf of I(3)S for the immediately preceding month in accordance with the following table, except as provided in
      Section 8.6:

                Penetration On Property                   Revenue Sharing Fee

                 (Total number of paying
              customers as of the first day of
              the calendar month, divided by
                  total units on Property)
               0% to 10%                                            *
               Greater than 10% to 15%                              *
               Greater than 15% to 20%                              *
               Greater than 20% to 30%                              *
               Greater than 30%                                     *



8.2 MODIFICATION OF REVENUE SHARING FEES. Twelve (12) months after the date of execution of this Agreement, the parties agree to renegotiate the Revenue Sharing Fees in good faith in accordance with current market standards, such that the Revenue Sharing Fees shall be increased or decreased if either party is economically disadvantaged hereunder, or receiving an inordinate proportion of the revenue associated with HSDS in relation to its investment or contribution to the relationship established hereby or to revenue sharing generally offered by other comparable providers of HSDS under substantially similar terms and conditions to this Agreement.

8.3 CUSTOMER ACCESS PRICING; MARKET PLANS. With the intent to increase HSDS penetration at each Property served under this Agreement, upon consultation with Global, I(3)S shall establish the price at which access to the HSDS is made available to customers and end-users, provided the HSDS shall be competitively priced in the marketplace such that all pricing is equal to or less than that charged by comparable providers of similar services in the same metropolitan area, excluding promotions or offers tailored to single or groups of MDU properties. On a case-by-case basis and


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      to the extent any Right-of-Entry provides for a revenue share to the
      Property owner which includes HSDS services or installation fees, I(3)S shall include a line-item in subscriber bills in an amount mutually agreed upon by the parties, not to exceed four dollars ($4) per customer per month, and shall remit such amount in full to Global, who shall in turn remit such amount in full to the Property owner. With respect to all marketing plans pertaining to HSDS, Global and I(3)S shall mutually establish marketing plans. I(3)S shall, at its sole cost, provide an on-line kiosk at each Property during the first three (3) months of provision of service. I(3)S shall, at its sole cost, provide demonstrations and/or promotions for HSDS at each property at least twice per calendar year.

8.4 BRANDING. With respect to HSDS, and the promotion thereof, I(3)S shall establish the brand names, logos, labels, trademarks, service marks and other such identifying promotional characteristics pertaining to the same throughout the term of this Agreement. Global and I(3)S shall co-brand certain HSDS, including the "Broadband Now!" brand; provided, the parties shall equally share the cost of all marketing for co-branded services at the properties served.

8.5 SERVICE. Notwithstanding the foregoing, I(3)S hereby agrees to serve any properties offered by Global which meet the following standards: (i) the property must be rated at least a Class "A", or "B" property by virtue of the fact that the monthly rents associated therewith are in excess of $1.25 per square foot of rentable space OR the average income of the property must be at least $40,000 per annum, as determined by [official source of information to be provided by Global], (ii) the property must have at least one hundred fifty (150) units, (iii) the remaining term of the Right-Of-Entry as of the date on which I(3)S is scheduled to commence providing services is at least sixty (60) months, (iv) Global has deployed any of its services at such property, (v) at least fifty percent (50%) of the residents of such property possess a personal computer in their apartment (which shall be determined by a survey of the property at I(3)S' sole cost and expense), and (vi) the property can be physically connected to the I(3)S nationwide network. If Global desires for compelling business reasons that I(3)S shall provide HSDS at any property not meeting the standards in the preceding sentence, the parties agree to negotiate in good faith for such provision. I(3)S shall commence HSDS at a Property within forty-five (45) days after acceptance thereof, as indicated by its addition thereto on Exhibit A. If I(3)S declines to serve any property not meeting the aforementioned standards, it shall notify Global of its decision in writing.

8.6 Upon ninety (90) days written notice to I(3)S, Global shall have the right to assume the customer care and billing obligations of I(3)S hereunder. Prior to Global assuming such responsibilities, the parties agree to promptly meet and negotiate in good faith to increase Global's revenue share to cover the costs relating to such services and an increased rate of return.


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8.7   RECORDS. I(3)S hereby grants to Global the right to audit the books and records of I(3)S relating to the HSDS provided hereunder upon three (3) business days' notice. In the event during such audit Global discovers a discrepancy of the funds I(3)S was to pay to Global in an amount equal to or greater than five percent (5%) of such funds, I(3)S shall bear the cost of such audit, including the fees of the auditor as well as reasonable lodging, food and travel expenses for the auditor. This audit shall occur during normal business hours at the place where such records are normally kept.


                                    ARTICLE 9
                        SPECIFIC HSDS SOFTWARE WARRANTIES

9.1 OWNERSHIP; AUTHORITY. I(3)S represents and warrants that the software utilized hereunder (collectively, the "Products") are free and clear of all liens and encumbrances, and that it has full power and authority to utilize the rights granted to it with respect to such Products without the consent of any other person or that such consent has been obtained, and that to the knowledge of I(3)S the Products utilized hereunder will not infringe or violate any copyright, trade secret, trademark, patent or other intellectual property rights of any third party.

9.2 COMPLIANCE WITH APPLICABLE LAWS. Each party represents and warrants that the services performed by such party pursuant to this Agreement shall be in compliance with all applicable federal and state laws, rules and regulations.

                                   ARTICLE 10
                                 INDEMNIFICATION

10.1 INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION. I(3)S shall defend, indemnify and hold harmless Global, its directors, officers, shareholders, employees and agents and its successors and assigns, from and against any and all claims, demands, actions, liabilities, losses, damages and expenses, including, without limitation, settlement costs and reasonable attorneys' fees, arising out of or relating to any actual or alleged infringement of any third party's trade secrets, trademark, service mark, copyright, patent or other intellectual property rights (the "Intellectual Property Rights") in connection with the use of said Intellectual Property Rights hereunder. I(3)S's obligation pursuant to the immediately preceding sentence is subject to the following conditions: (i) Global shall give I(3)S prompt written notice of all actions, claims or threats against Global of infringement or violation of Intellectual Property Rights; (ii) Global shall permit I(3)S to elect to assume complete control of such claims at its sole discretion and expense; and (iii) Global shall cooperate fully with I(3)S in defending against claims, including making known or available to the indemnifying party, upon reimbursement of all costs associated with provision or reproduction of, all records and document pertaining to claims.


10.2 CROSS INDEMNIFICATION FOR OBLIGATIONS UNDER THIS AGREEMENT. Each party hereby agrees to indemnify, defend and hold harmless the other party from any and


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
      all damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, arising out of, under or in connection with the indemnitor party's duties, obligations, actions or performance under this Agreement.


                                   ARTICLE 11
                        PROTECTION OF PROPRIETARY RIGHTS

11.1 DEFINITION. During the term of this Agreement, I(3)S and Global will provide to each other or will come into possession information relating to each other's business which is considered confidential or proprietary (the "Confidential Information"). Confidential Information shall include, without limitation, the HSDS software and documentation, all of I(3)S's and Global's trade secrets and all know-how, design, invention, plan or process and information relating to I(3)S's and Global's respective business operations, services, products, research and development and all other information that is marked "confidential" or "proprietary" prior to or upon disclosure, or which, if disclosed orally, is identified by the disclosing party as being Confidential Information-in writing within thirty (30) days after its initial disclosure.

11.2 RESTRICTIONS. Each party shall use its reasonable best efforts to maintain the confidentiality of such Confidential Information and not show or otherwise disclose such Confidential Information to any third parties, including, but not limited to, independent contractors and consultants, without the prior written consent of the disclosing party. Each party shall use the Confidential Information solely for purpose of performing its obligations under this Agreement. Each party shall indemnify and hold harmless the other party from any loss or damage the other party may sustain as a result of the wrongful use or disclosure by such party (or any employee, agent, licensee, contractor, assignee or delegatee of the other party) of its Confidential Information.

11.3  AUTHORIZED DISCLOSURES. Notwithstanding the obligations described in
      Section 9.2 above, neither party shall have any obligation to maintain the confidentiality of any Confidential Information which: (i) is or becomes publicly available by other than unauthorized disclosure by the receiving party; (ii) is independently developed by the receiving party; or (iii) is received from a third party who has lawfully obtained such Confidential Information without a confidentiality restriction. If required by any court of competent jurisdiction or other governmental authority, the receiving party may disclose to such authority, data, information or material involving or pertaining to Confidential Information to the extent required by such order, provided that the receiving party shall first have used its best efforts to obtain a protective order reasonably satisfactory to the disclosing party sufficient to maintain the confidentiality of such data, information or materials.

11.4 LIMITED ACCESS. Each party shall limit the use and access of Confidential Information to such party's bonafide employees or agents who have a need to know


                                                                              12
Global HSDS Agreement
      such information for purposes of conducting the receiving party's business. Each party shall notify all employees and agents who have access to Confidential Information or to whom disclosure is made that the Confidential Information is the confidential, proprietary property of the disclosing party and shall instruct such employees and agents to maintain the Confidential Information in confidence.

11.5 CONFIDENTIALITY OF TERMS. Unless approved in advance by the non-disclosing party, except for the existence of this Agreement, the terms and provisions of this Agreement shall remain strictly confidential and shall not be disclosed to any third party other than a party's attorneys, accountants and other professional advisers.

11.6 CONTINUING OBLIGATIONS. Each party's obligations under this Article 9 shall survive the termination of this Agreement for two (2) years thereafter.


                                   ARTICLE 12
                              DEFAULT; TERMINATION

12.1 DEFAULT. Upon the occurrence of any of the following events, a party shall be deemed to be in default under this Agreement:

       (a) Material breach of any warranty, or misrepresentation by the defaulting party;

       (b) Material failure to perform the defaulting party's obligations hereunder, including, without limitation, with respect to I(3)S its failure to (i) maintain the service standards set forth in Section 7.1 hereof, and (ii) make the payments to Global set forth in Section 8.1 hereof.

       (c) The defaulting party's ceasing to conduct business in the normal course, insolvency, the making of a general assignment for the benefit of its creditors, suffering or permitting the appointment of a receiver or similar officer for its business or assets or availing itself of, or becoming subject to, any proceeding under the United States Federal Bankruptcy Laws or any federal or state statute relating to solvency or the protection of the rights of creditors; or

       (d) Making of any warranty, representation, statement or response in connection with this Agreement which was untrue in any material respect on the date it was made by the defaulting party.

12.2 REMEDIES. In the event the defaulting party fails to cure any default set forth hereunder for a period of thirty (30) days after written notice of such default by the non-defaulting party, the non-defaulting party may terminate this Agreement without further obligation on the part of the non-defaulting party, and pursue any claims at law or in equity against the defaulting party.


                                                                              13
Global HSDS Agreement

12.3 FAILURE TO EXERCISE REMEDY. The remedies set forth above are cumulative, but the non-defaulting party is under no obligation to exercise any such remedy. The exercise of, or failure to exercise, any such remedies shall not prevent any future exercise of the same or any other remedies or release the defaulting party from its obligations under this Agreement.

12.4 EFFECT OF TERMINATION. Termination of this Agreement shall not impair either party's then accrued rights, obligations, liabilities or remedies hereunder.


                                   ARTICLE 13
                           NOTICE; PUBLIC DISCLOSURES


13.1 NOTICE. Any notice, demand or other communication required or permitted by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes when delivered in person or sent by registered or certified mail, return receipt requested, all postage and other charges prepaid, to the respective addresses of the parties first noted above, or at such other addresses as may be designated by notice from such party to the other party pursuant to their terms of this section.


13.2 PUBLIC DISCLOSURES. All media releases, public announcements, and public disclosures by either party of its employees, agents or representatives relating to this Agreement or the subject matter hereof, excluding any announcement beyond the control of this disclosing party, will be approved by the non-disclosing party in writing prior to release.

                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 ENTIRE AGREEMENT. This Agreement, together with the schedules, attachments and exhibits attached hereto or referred to herein, constitutes the entire Agreement and understanding among the parties hereto and is the final expression of their Agreement and no evidence of oral or other written promises shall be binding. All other prior agreements or understandings related to the subject hereof among the parties, whether written or oral, shall be null and void and of no further force and effect upon the execution of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.2 INCORPORATION BY REFERENCE. The schedules, exhibits and attachments referred to herein or attached hereto are hereby incorporated in and to this Agreement and made a part hereof by this reference.

14.3 AMENDMENT; MODIFICATION. This Agreement may not be supplemented, amended, modified or otherwise altered except by written instrument executed by all the


                                                                              14
Global HSDS Agreement
      parties hereto and no course of dealing or trade usage among or between the parties shall be effective to supplement, amend, modify or alter this Agreement.

14.4 WAIVER. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement herein shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement, any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

14.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts or choice of laws.

14.6 SEVERABILITY. If any severable provision of this Agreement is deemed invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent, unless to do so would substantially impair the underlying purposes of this Agreement.

14.7 CAPTIONS. The captions appearing in this Agreement are included solely for convenience of reference and shall not be construed or interpreted to affect the meaning or interpretation of this Agreement.

14.8 FORCE MAJEURE. Neither party shall be responsible for any failure to comply with or for any delay in performance of the terms of this Agreement, including, but not limited to, delays in delivery, where such failure or delay is directly or indirectly caused by or results from events of force majeure beyond the control of either party. These events shall include, but not be limited to, fire, flood, earthquake, accident, civil disturbance, war, acts of God, or acts or government.

14.9 HIRING PROHIBITED. During the term of this Agreement and for a period of one (1) year thereafter, neither party shall solicit for hire or hire any employee of the other party who has performed services under this Agreement, but this prohibition shall not apply to any employee who independently responds to an advertisement placed by the hiring party.

14.10 PERFORMANCE REVIEW. In the event of any dispute or controversy between the parties of any kind or nature, upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of resolving such dispute or controversy or to negotiate for an adjustment to any provision of this Agreement needed to resolve such dispute or controversy. Such officers will discuss the dispute or controversy and negotiate in good faith in an effort to resolve the dispute or controversy or renegotiate the applicable section or provision of this Agreement without the necessity of any formal proceeding relating thereto. No formal proceedings for the judicial or arbitrational resolution


                                                                              15
Global HSDS Agreement
      of such dispute or controversy may be commenced until either or both of the designated officers conclude in good faith that an amicable resolution through continued negotiation of the matter at issue is not likely to occur.

14.11 ARBITRATION. Except where otherwise expressly provided, the parties hereby agree to submit to arbitration any and all disputes, controversies, differences, or claims which may arise between them in relation to or out of this Agreement, or the breach thereof, if the parties fail to reach an amicable settlement or earlier resolution by mutual agreement. Any controversy or claim relating to this Agreement shall be submitted to final and binding arbitration pursuant to the Rules of the American Arbitration Association then in effect, by three arbitrators knowledgeable of said rules and as to industry standards, sitting in a location in Dallas County, State of Texas, designated by the filing party. Each party will appoint one arbitrator within ten (10) days of the filing of the arbitration claim and the two arbitrators shall appoint a third arbitrator within thirty (30) days. None of the arbitrators shall be related to or have any direct or indirect interest in I3S or Global. The arbitrators will be instructed to consider, in making any determination, the customary practices in the industry to the extent such practices exist. The arbitration proceeding shall commence within thirty (30) days of the selection of the arbitrators. Discovery shall be limited so as to allow the taking of a maximum of five (5) depositions by each party. The arbitrators shall be authorized to provide for interim and final injunctive relief. The parties acknowledge and agree that such arbitration shall be the sole forum for such interim and final injunctive relief and the parties agree to accept and abide by such injunctive relief. The arbitrators shall have the right but not the obligation to award to the prevailing party the cost of resolving any dispute regarding this Agreement or the formation, breach, enforcement or performance hereof, including any reasonable fees of attorneys, accountants and expert witnesses incurred by the prevailing party. Punitive damages shall not be recoverable in any arbitration initiated pursuant to this Agreement. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything to the contrary contained herein, if, at any time an initiating party can show that it would suffer irreparable harm by following the above procedures solely because of the time that it would take to engage the arbitrators and the non-filing party will not agree to immediately appoint the arbitrators and that money damages would not be adequate to compensate it for the harm so suffered, the initiating party may apply to any court of competent jurisdiction for an order or judgment granting that party a provisional remedy, including, but not limited to, a temporary restraining order, a preliminary injunction or an attachment.

14.12 BINDING NATURE; ASSIGNABILITY. This Agreement will be binding on the parties hereto, and their respective successors and assigns. Upon prior written notice to the other party, either party may assign its rights and delegate its duties under this Agreement; provided however, that the assignee party must unconditionally


                                                                              16
Global HSDS Agreement
      assume in writing, and agree to be bound by, the right, duties and obligations of the assignor party under this Agreement.

14.13 RELATIONSHIP OF THE PARTIES. Notwithstanding anything to the contrary in this Agreement, under no circumstances will either party be deemed to be in any relationship with the other party carrying with it fiduciary or trust responsibilities. The parties do not intend for this Agreement or the relationship established thereby to be considered the formation of a joint venture or partnership between the parties for any purpose. I(3)S has the sole right to supervise, manage, contract, direct, procure, perform or cause to be performed the day-to-day work to be performed by I(3)S under this Agreement unless otherwise expressly provided herein or agreed to by the parties in writing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

I(3)S, INC.                                       GLOBAL INTERACTIVE
                                                  COMMUNICATIONS CORP.

By: /s/ MATTHEW HUTCHINS                          By:    /s/ KEVIN SCHOTTLAENDER
     --------------------------                         ------------------------
     Matthew Hutchins                                    Kevin Schottlaender
     President                                           President


Date:     3/16/99                                 Date:      3/12/99
     -------------------------                          ------------------------


                                                                              17
Global HSDS Agreement

                                LIST OF EXHIBITS


EXHIBIT A:     Sample Property Rider

EXHIBIT B:     Description of High Speed Data Services Provided by 13S

EXHIBIT C:     Service Level

                                    EXHIBIT A

                           FORM OF MDU PROPERTY RIDER


1.  MDU Property Owner/Agent Name:
                                   ---------------------------------------------

2.  Term of Property Agreement:
                                ------------------------------------------------

3.  Location of MDU Property:
                              --------------------------------------------------

4.  Contact Person/Leasing Agent:
                                  ----------------------------------------------

5.  Number of Units:
                     -----------------------------------------------------------

6.  Number of Buildings:
                         -------------------------------------------------------

7.  Current Occupancy:
                       ---------------------------------------------------------

8.  Existing Property (including age) or New Build:
                                                    ----------------------------

9.  PC Ownership Survey

10. Acknowledgement by Owner of Right of HSDS Access to Property

11. CATV/MATV Site Survey Information

12. Coaxial Cable   DSL   Fiber Optic

Global Interactive Communications              I3S, Inc.
Corp.


-----------------------------------    ------------------------------------
Print Name:                            Print Name:
           ------------------------               -------------------------
Title:                                 Title:
      -----------------------------          ------------------------------

                                    EXHIBIT B

         B-1 DESCRIPTION OF HIGH SPEED DATA SERVICES PROVIDED BY I3S AND
                   RESPECTIVE RESPONSIBILITIES OF THE PARTIES

1.1 The I3S HSDS is a data network service that provide transport and peering functions of Internet Protocol (IP) data traffic, including, without limitation:

     A. Broadband access networks on MDU properties composed of one or more broadband access technologies including but not limited to coaxial or hybrid fiber coaxial (HFC) cable television distribution systems, twisted-pair copper-wire-based telephone distribution systems, twisted-pair copper-wire-based local area network distribution systems and fiber-optic-based local area network distribution systems;

     B. Local loop networks that connects the broadband access networks on each MDU property to the I3S regional points-of-presence (POPs) in each metropolitan area served by I3S;

     C. Regional point-of-presence networks that connects the POPs to the i3s.net national IP backbone;

     D. A national IP backbone consisting of broadband communication facilities for the transport of data among I3S POPs and public and private Exchange Points where data and Internet routing information will be exchanged with other networks peered with i3s.net as part of the global Internet;

     E.   A national Network Operations Center (NOC).

     F.   Certain computer services that include:

          (i)    Membership system for user authentication and authorities;

          (ii) Personalization services for customizing content to user preferences;

          (iii)  Internet mail (SMTP and POP3);

          (iv) Internet newsgroups (NNTP) composed of approximately 25,000 or more newsgroups;

          (v)    Internet World Wide Web (HTTP) services;

          (vi)   Internet chat (IRC and MIRC);

          (vii)  Conferencing and collaboration bridges;

          (viii) Streaming multimedia services such as Microsoft's NetShow and

Progressive Network's RealMedia;

          (ix)   A branded suite of client software that include:

                 (a)  Web browser;

                 (b)  Mail reader;

                 (c)  News reader;

                 (d)  Chat client;

               (e)  Conferencing and collaboration client;

               (f)  Appropriate plug-ins and ActiveX controls.

          (x)  Certain customer service functions that include:

               (a)  A National Customer Care Center;

               (b)  A telephone and network-based customer help desk;

               (c)  A Trouble Reporting facility;

               (d)  A customer billing system.



          G. Except as set forth in Section 6.1, certain multimedia-rich content that showcases the capabilities of HSDS that includes:

          (i)  Original content created by I3S;

          (ii) Aggregated content created by others but licensed by I3S and improved for uses in a HSDS system;

          (iii) Aggregated content created by others but licensed by I3S and used unimproved.

              B-2 REQUIREMENTS RELATED TO BROADBAND ACCESS NETWORKS
                      UTILIZING MULTIPLE BROADBAND ACCESS
                               TECHNOLOGIES (mBAT)


A.   GLOBAL's RESPONSIBILITIES

          (i) Provide, or cause to be provided, suitable physical-layer coaxial-cable, twisted-pair copper-wire, or fiber-optic distribution plant on each GLOBAL property that will meet or exceed I3S specifications;

          (ii) Provide, or cause to be provided, a right of use for the GLOBAL-provided distribution plant; and

          (iii) Provide, or cause to be provided, proper space, security and power for data communication equipment necessary to provide I3S's HSDS.

B.   I3S RESPONSIBILITIES:

          (i) Provide technical specifications for suitable physical-layer distribution plants for I3S's HSDS;

          (ii) Inspect and accept or reject physical-layer distribution plants proposed by GLOBAL as suitable for I3S's HSDS;

          (iii) Maintain, or cause to be maintained, physical layer distribution plants built and owned by GLOBAL that are used for I3S's HSDS;

          (iv) Install, maintain and operate data delivery equipment for each property offering HSDS. Installation and maintenance will meet or exceed manufacturer's specifications and the requirements set forth in the Agreement. Through itself or its agents, GLOBAL will assist I3S with pre-installation engineering planning and site survey questionnaires;

          (v) Integrate all data delivery equipment for each property into the I3S Element Management System portion of its Network Management Platform using SNMP and/or RMON. I3S will monitor all data delivery equipment twenty-four hours per day, seven day per week (24x7);

          (vi) Assume the cost of the acquisition of all data communication equipment necessary to provide HSDS, including the RF modulator and demodulator, and to provide termination and delivery of HSDS between the Subscriber and the I3S POP in each Market;

          (vii) Without limitation on the foregoing or the attached SLA, both parties acknowledge that the end to end performance of HSDS is probabilistic and subject to anomalous short lived usage patterns by Subscribers which will affect both the utilization of the local loop circuits and the I3s.net national backbone from time to time;

          (viii) Configure and operate all data delivery equipment to efficiently integrate with the rest of the I3s.net network;

          (ix) Subscribers will not be required by I3S to install or operate a custom web browser; and

          (x) Subject to all applicable laws and regulations, Subscribers will have voluntary access to all public Internet sites and services.

        B-3 ADDITIONAL REQUIREMENTS RELATED TO BROADBAND ACCESS NETWORKS
                 UTILIZING CABLE TELEVISION DISTRIBUTION SYSTEMS


     A. GLOBAL's Responsibilities (These responsibilities apply only to the extent HSDS is to be provided by I3S by means of an interconnection to a third party's CATV distribution plant on an applicable property. GLOBAL shall use commercially reasonable efforts to perform these responsibilities.):

          (i)  Cause CATV infrastructure to comply with FCC requirements;

          (ii) Upgrade, or cause to be upgraded, property CATV infrastructure to provide bi-directional cable delivery to all subscribers;

          (iii) Cause the upgraded bi-directional CATV infrastructure to exceed the minimal operational requirements of the I3S cable modem system, which are:



--------------------------------------------------------- --------------------------------------------
           MINIMUM CABLE TELEVISION NETWORK                                  VALUE
             REQUIREMENTS FOR i3s.net HSDS
--------------------------------------------------------- --------------------------------------------
Amplitude variations inband
     Forward channel                                           5 dB total
     Return channel                                            5 dB total
--------------------------------------------------------- --------------------------------------------
--------------------------------------------------------- --------------------------------------------
Group delay variation inband
     Forward channel                                           60 nsec/MHz, 240 nsec total
     Return channel                                            200 nsec/MHz, 800 nsec total
--------------------------------------------------------- --------------------------------------------
--------------------------------------------------------- --------------------------------------------
Maximum tap to tap variation                                   27 dB
--------------------------------------------------------- --------------------------------------------
--------------------------------------------------------- --------------------------------------------
Dynamic range on receiver                                      -15 dBmV to +15 dBmV
--------------------------------------------------------- --------------------------------------------
--------------------------------------------------------- --------------------------------------------
Maximum return/upstream loss                                   49 dB
--------------------------------------------------------- --------------------------------------------
--------------------------------------------------------- --------------------------------------------
Minimum carrier to noise                                       22 dB
--------------------------------------------------------- --------------------------------------------
--------------------------------------------------------- --------------------------------------------
Minimum carrier to interference                                25 dB
--------------------------------------------------------- --------------------------------------------

          (iv) Provide, or cause to be provided, two (2) six MHz video channels within the CATV infrastructure bandwidth on Internet served properties; one (1) in the spectrum from 54 MHz to 750 MHz and one (1) in the 5MHz to 50 MHz spectrum; and reserve another two (2) additional video channels, in the same spectrums for future expansion as Subscriber penetration on the property increases; and


          (v) Designate, or cause to be designated, an engineering point of contact for each cable company operating the cable television distribution system for I3S Network Operations Center (NOC) to report problems or failures related to the cable television distribution system twenty-four hours per day, seven days per week (24x7).

B. I3S Responsibilities:



          (i) Use the cable modem system, and certain network management features that it provides, to monitor the availability and quality of GLOBAL's property network (its CATV plant) and the Equipment;

          (ii) Report to GLOBAL's designated engineering point of contact any problems observed by the I3S NOC in the course of operating the cable modem system network management features; and

          (iii) Report to GLOBAL's designated engineering point of contact any problems determined by Subscriber contact in the course of operating the Subscriber Help Desk.

                         B-4 LOCAL LOOP CHARACTERISTICS


           A. Global's Responsibilities: Provide, or cause to be provided, proper space, security and power for Local Loop termination and transmission equipment necessary to provide Internet delivery and other data services on the property.

           B.   I3S Responsibilities:

          (i) Install, maintain and operate local loop termination and transmission equipment necessary for each property offering HSDS. Installation and maintenance will meet or exceed manufacturer's specifications and the requirements set forth in the Agreement. Through itself or its agents, GLOBAL will assist I(3)S with pre-installation engineering planning and site survey questionnaires;

          (ii) Integrate all local loop termination and transmission equipment for each property into the I3S Element Management System portion of its Network Management Platform using SNMP and/or RMON. I3S will monitor all local loop termination and transmission equipment twenty-four hours per day, seven day per week (24x7);

          (iii) Assume the cost of the acquisition of all local loop termination and transmission equipment necessary to provide HSDS and to provide termination and delivery of HSDS between the Property and the I3S POP in each Market;

          (iv) Order, provision, install and maintain local loop communications links between each property and I3S POP in each Market with a bandwidth of not less than 1.544 mb/s (T1). In addition, as the number of Subscribers on each property increases, scale the local loop bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time;


          (v) Without limitation on the foregoing or the attached SLA, both parties acknowledge that the end to end performance of HSDS is probabilistic and subject to anomalous short lived usage patterns by Subscribers which will affect both the utilization of the local loop circuits and the I3s.net national backbone from time to time; and


          (vi) Configure and operate all local loop termination and transmission equipment to efficiently integrate with the rest of the I3s.net network.

          B-5 POINT OF PRESENCE FEATURES AND ESTABLISHMENT REQUIREMENTS


           A.   I3S Responsibilities:

          (i) Acquire, install and maintain data communication equipment at each POP for the termination and transmission of HSDS from properties to the i3s.net national network backbone;

          (ii) I3S will determine the location of its main presence in each Market to be consistent with its own operational practices (which currently include co-locating within its carrier's central offices in each Market);

          (iii) Acquire, install, maintain and operate Internet peering relationships at public and private Internet Exchange Points (EP) with other Tier 1 Internet backbone networks throughout the United States;

          (iv) Acquire, install, maintain and operate computers and software to provide Network Management and provide Internet services for Subscribers. To provide these functions, I3S will employ a combination of locally-distributed-to-the-POP servers as well as globally centralized servers consistent with its overall network design and operational practices; and

          (v) Order, provision, install, maintain and operate data transport/ carriage pathways from each POP, EP and/or NOC with a bandwidth not less than 45 mb/s (DS-3) interconnection. In addition, as the number of Subscribers on Market increases, scale the bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time.

                         B-6 I3S INFORMATION OPERATIONS
            CONTENT PRODUCTION; GLOBAL/BROADBAND NOW!(TM) LAUNCH PAGE

     A. I3S operates, and shall operate for the term of this Agreement, an information content operation for creating original content or aggregating content created by others and licensed to I3S for inclusion in the I3S body of content. This material will consist of but not limited to informational, educational, recreational, entertainment and business content. This body of content will be offered to subscribers of the HSDS product. Provision of content shall be in accordance with the terms of the Agreement.

     B. Without limitation on paragraph A above, I3S will create content as creative and/or business opportunities present themselves. The I3S content will be updated as I3S, using its editorial judgment, sees fit, but in no event less frequently than good industry practice.

     C. Certain portions of this content will be offered to all HSDS Subscribers free of charge (Basic Content). Other portions of the content may be offered to HSDS Subscribers on an optional fee basis for unlimited access to a fixed package of content (Premium Content). Another certain portion of the content may be offered to HSDS Subscribers on an optional fee basis for access to a specific time-limited event (Pay-Per View Content).

     D. In addition to the fees charged customers for content, I3S may solicit and sell advertising and other revenue-producing transaction opportunities that will appear on certain portions of the content.

     E. All fees for premium content, pay-per-view content, advertising and revenue-producing transactions shall be determined solely by I3S, subject to the provisions of Section 8.2.

     F. The potential revenue set forth here for content shall not be subject to other provisions in the Agreement (including attachments) regarding revenue sharing, fees and pricing.

     G. I3S, or its content partners, will design, produce and update, as necessary, all content and be responsible for all such costs.

     H. I3S shall initially design, produce and update, as necessary, a customized launch page (the "Launch Page") for HSDS Subscribers, which can be used to market and promote the HSDS, and, on I3S's standard time and materials rates (or as otherwise agreed by the parties), GLOBAL's other services. In addition, the Launch Page will include hyperlinks to GLOBAL's corporate web sites as directed by GLOBAL. The Launch Page shall meet the technical, functional and appearance requirements specified by I3S. I3S shall from time to time update the Launch Page throughout the Term in accordance with the terms of this Agreement. I3S may offer HSDS Subscribers Launch Pages that are personalized (by property) and that, in addition to the features described above, may promote the I3S content offerings and provide direct hyperlinks to the I3S content.

     I. In no event, at any time during the term of this Agreement, shall I3S knowingly permit or use any (i) content in the GLOBAL/Broadband NOW!(TM) website or within its information content operations which contains obscene material, sexually explicit adult programming, or indecent material as defined in Section 47 C.F.R. 76.701(g), (ii) material in the GLOBAL/Broadband NOW!(TM) website soliciting or promoting unlawful conduct, or any (iii) programming in the GLOBAL/Broadband NOW!(TM) website that may or could have been subject to the Telecommunications Act of 1996, Section 641, relating to the scrambling of sexually-explicit adult video service programming.

                        B-7 CUSTOMER CARE CENTER FEATURES


A.   I3S Responsibilities

     (i)  Provide a toll free number for:

          (a)  Inquiries about the HSDS supplied by I3S

          (b)  Ordering and scheduling installation of HSDS products

          (c)  Billing inquiries

          (d)  Initial technical support inquires

          (e)  Technical support for all HSDS issues

          (f)  Technical support for Subscriber CPE issues related to HSDS

     (ii) Answer toll free line consistent with the GLOBAL/I3S service co-brand.

     (iii) Operate 24x7 customer care call center operation.

     (iv) Maintain sufficient customer service staff and call center capacity to connect to Subscribers within 1 minutes of call entering processing operation.

     (v) Develop and publish escalation procedure for Customer Service Representatives related to network issues.

     (vi) Resolve billing issues within 24 hours 95% of time, on a monthly basis.

     (vii) Resolve property network issues within 24 hours 95% of time, on a monthly basis.

     (viii) Resolve technical issues within 24 hours if a phone call is required 95% of time, on a monthly basis.

     (ix) Resolve technical issues within 48 hours if a truck roll is required 95% of time, on a monthly basis.

     (x) Develop and publish escalation procedures for GLOBAL to contact regarding technical issues related to the network.

     B-8 SUBSCRIBERS' HARDWARE AND SOFTWARE INSTALLATION SPECIFICATIONS AND
                            INSTALLATION REQUIREMENTS

A.   I3S shall:

     (i) Verify that potential Subscribers' personal computers meet the I3S-established minimum requirements for the supplied software and the HSDS service;

     (ii) Make an appointment with each new Subscriber to meet the installation personnel for the installation of the HSDS in the Subscriber's unit;

     (iii) Collect the Subscriber information required to install, provision and complete the set up of Subscribers' HSDS service. I3S will develop an appropriate paper-form-based system or automated system to facilitate this process;

     (iv) Provide, or cause to be provided, coaxial connection to the Subscriber's specified location;

     (v) Verify, or cause to be verified, that the coaxial connection completed to the Subscriber's specified location exceeds the minimum operational requirements for the I3S-supplied CPE and the I3S HSDS service;

     (vi) Verify, or cause to be verified, and if necessary, promptly (but not more than a reasonable time frame set by GLOBAL) perform repairs such that all access network services function properly (and to not less than the standards pre-existing I3S HSDS operations) after I3S completes installation and throughout the provision of HSDS;

     (vii) Maintain a sufficient inventory of CPE for each Market and develop procedures to restock CPE as used in Subscriber installations;

     (viii) Issue and install the required CPE for the service requested by the Subscriber;

     (ix) Meet the Subscriber at the Subscribers location at the scheduled time within the tolerances and limits as defined in the I3S Service Level Agreement;

     (x) Install the required cable modems(s) and have HSDS operational in the Subscriber's unit within the number of days of a Subscriber's request set forth in Section 6.4 of the Agreement;

     (xi) Install any required network interface cards (NICs), TCP/IP protocols and Internet software suite in the Subscriber's personal computer;

     (x) Offer the Subscriber a brief introduction to the HSDS to be performed at the time of installation. This introduction will include how to launch the service, how to find the training material on the i3s.net Web site, how to find the Subscriber Support Section on the i3s.net Web site and how to call for technical assistance or support;

     (xi) Obtain signatures required to verify that each Subscriber installation was executed properly and to the satisfaction of the Subscriber; and

     (xii) Provide GLOBAL with a copy of the installation transaction documentation verifying that the completed installation is ready for billing. This documentation will include the CPE delivery receipt, the ISP contract and the completed work order.

             B-9  HSDS INITIAL SUBSCRIBER RATES, SERVICE LEVELS AND
                      INSTALLATION AND EQUIPMENT CHARGES

     A. The following table outlines the various levels of service available to Personal Service subscribers:

                                                                                    % of TIME SUBSCRIBER IS
                                                                     UPSTREAM        GUARANTEED DOWNSTREAM
                         PRICE PER          DOWNSTREAM            TRANSMISSION                 AND
PERSONAL SERVICE LEVEL     MONTH         TRANSMISSION SPEED           Speed              UPSTREAM SPEEDS
-----------------------------------------------------------------------------------------------------------------

BBNow!(TM) Lite            $29.95             64 Kbps                 64 Kbps                   98%

BBNow!(TM) Standard        $49.95             1.0 Mbps               1.0 Mbps                   98%

BBNow!(TM) Max             $79.95             1.5 Mbps               1.5 Mbps                   98%








     B. The following table outlines the various levels of service available to Home Office Service subscribers:






                                                 MINIMUM         MINIMUM
                                               DOWNSTREAM       UPSTREAM
                              PRICE PER       TRANSMISSION    TRANSMISSION
HOME OFFICE SERVICE LEVEL       Month             SPEED           SPEED
------------------------------------------------------------------------------------------------------
Home Office--Level 1             $199           1.5 Mbps        128 Kbps

Home Office--Level 2             $299           1.5 Mbps        512 Kbps

Home Office--Level 3             $499           1.5 Mbps        1.0 Mbps

Home Office--Level 4             $699           1.5 Mbps        1.5 Mbps
------------------------------------------------------------------------------------------------------


Vanity DNS hosting                                            $100.00 per month

Installation fee                                            $49.95 non-recurring

Network interface card (NIC)                    market price (not to exceed $60)

CPE (cable modem, xDSL modem or other
broadband access device) purchase                                market price

Monthly rental of CPE                                            market price*



*The decision to purchase or rent the CPE necessary for the provision of HSDS shall be at the sole discretion of each resident subscribing to HSDS.

                                    EXHIBIT C
                                 SERVICE LEVELS

A.   Definitions

     1. A "Trouble" or "Trouble Report" shall relate to i3s.net or 13S provided services (or resold services) and the Equipment and I3S-maintained facilities, but shall exclude customer error, defects in customer equipment ("CPE"), defects in customers' computers, defects in property cable or wiring plants, defects in fiber optic distribution systems, defects in cable television distribution systems and network problems experienced by destination networks at or beyond Internet Exchange Points.

     2. Except as otherwise set forth herein, performance levels shall be calculated by dividing the total Customer Service Orders begun on or before the date and clock hour promised to the customer that the service order would be started by the total number of service orders initiated in each calendar month and multiplying by 100.

3.   Performance Requirements

     1. Percent Customer Service Order Beginning Commitment Dates Timely Met:
I3S shall exhibit greater than 90% Customer Service Order Beginning Commitment Dates Timely Met per month.

     2. Percent Customer Service Order Completion Commitment Dates Timely Met:
I3S shall exhibit greater than 90% Customer Service Order Completion Commitment Dates Timely Met per month.

     3. Percent of Network Availability

          a. This parameter is calculated by dividing the number of seconds that the network is available for each customer by the total number of customer-seconds in each calendar month and multiplying by 100.

          b. Specifically excluded from the Network Availability calculation shall be regularly scheduled maintenance windows or ad hoc maintenance windows scheduled and announced 24 hours in advance in the i3s.net Customer Support Web Site.

          c. Specifically excluded from the Network Availability calculation shall be periods of time where the access distribution plant (operated by GLOBAL or its designated third party operator) exceed the operational standards set by I3S for each type of broadband access technology.

          d. I3S shall exhibit greater than 98% Network Availability per month.

     4. Percent Customer Calls Answered within 45 Seconds by I3S Personnel

          a. At a minimum, the I3S National Customer Care Center shall operate from 8:00 a.m. to 5:00 p.m. Central Time, Monday through Friday exclusive of holidays.

          b. This parameter is calculated by dividing the number of calls answered with 45 seconds by the total number of Customer Care Center calls answered in each calendar month and multiplying by 100.

          c. I3S shall exhibit greater than 90% of Customer Calls Answered within 45 Seconds per month.

     5. Percent of Trouble Reports Resolved Timely

          a. This parameter is related to the number of Trouble Reports resolved within the following windows:

                    (i) For Trouble Reports received by I3S at the I3S National Customer Care Center prior to 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by the end of the next business day.

                    (ii) For Trouble Reports received by I3S at the I3S National Customer Care Center after 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by noon of the second business day thereafter.

                    (iii) This parameter is calculated by dividing the total trouble reports cleared on or before the date and clock hour promised to the customer the total number of Trouble Tickets cleared in each calendar month and multiplying by 100.

                    (iv) I3S shall exhibit greater than 90% Trouble Reports Cleared Timely per month, according to the terms of this section for trouble that can be resolved by I3S alone.

     6. Percent Customer Repair Visit Appointments Met

          (a) This parameter is related to the customer commitments made by the I3S National Customer Care Center for repairs that require a repair visit to customers' sites or premises.

          (b) This parameter is calculated by dividing the total Customer Repair Visits Appointments met on or before the date and clock hour promised to the customer by the total number of Customer Repair Visit Appointments initiated in each calendar month and multiplying by 100.

          (c) I3S shall exhibit greater than 90% Customer Repair Commitment Met per month.

          (d) I3S shall complete installations of HSDS in any unit within five
(5) business days of taking an order, subject to the consent of the customer and/or property manager.

     7. Percent of Customer Bills Prepared Timely

          (a) This parameter is related to the generation of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

          (b) This parameter is calculated by dividing the number of Customer Bills generated and sent to customers within twenty (20) business days of the end of the billing cycle by the total number Customer Bills generated in each calendar month and multiplying by 100.

          (c) I3S shall exhibit greater than 95% Customer Bills Prepared Timely per month.

     8. Percent of Customer Bills Prepared Accurately

          (a) This parameter is related to the accuracy of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

          (b) This parameter is calculated by dividing the number of Customer Bills generated that do not require an adjustment due to a billing error caused I3S by the total number Customer Bills generated in each calendar month and multiplying by 100.

          (c) I3S shall exhibit greater than 95% Customer Bills Prepared Accurately per month.

     9. Reports: I3S shall provide to GLOBAL reports within twenty (20) business days of the end of each calendar month, the reports listed below in this section, each of which may be provided separately or provided on a consolidated basis:

          (a) A report depicting total subscribers, gross new customers and gross customers terminated separated by product tier and property.

          (b) New service orders, Trouble Reports opened and closed or cleared as appropriate separated by date and property.

          (c) Aggregate I3S National Customer Care Center data depicting the distribution of call waiting time in general and the percent calls answered and calls abandoned respectively.

          (d) Billing summaries describing the date(s) bills were sent to customers, and the billed revenue disaggregating major categories of service.












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